Exhibit 10.1

AMENDMENT TO LOAN AGREEMENT

(NORTHERN LIGHTS ETHANOL, LLC)

U.S. BANK NATIONAL ASSOCIATION (“Lender”), and NORTHERN LIGHTS ETHANOL, LLC, a South Dakota limited liability company (“Borrower”), by this Amendment to Loan Agreement (this “Amendment”), hereby agree to amend the terms of “Schedule V” which is attached to and incorporated into the “Loan Agreement” between them dated the 11th day of July, 2001, as follows:

WHEREAS, the parties have determined that the definition of “Working Capital” contained in Schedule V is no longer accurate and should be amended.

NOW THEREFORE, Schedule V of the Loan Agreement is amended as follows:

Amendment Section 1. The following sentence is added at the end of the definition of “Working Capital”:

For purposes of this definition “current assets” includes that amount of principal which at the date Working Capital is calculated is available for advance to Borrower under the $5,000,000.00 Revolving Promissory Note dated January 1, 2003 (including any renewal or replacement of such Note); provided that on such date Borrower would be entitled to have such additional amount advanced under the terms of such Note.

Amendment Section 2. This Amendment is effective January 1, 2003. This Amendment shall be interpreted consistently with the terms of the Loan Agreement; however to the extent there is a conflict in the provisions of the Loan Agreement and this Amendment, the terms of this Amendment shall control. Any capitalized terms not defined herein shall have the definition given such term in the Loan Agreement.

IN WITNESS WHEREOF, the parties have entered into this Amendment effective as of the 22nd day of June, 2004.

NORTHERN LIGHTS ETHANOL, LLC

	By:	/s/ Delton Strasser
Delton Strasser
	Its:	Chairman of the Board

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Carl Johnson
Carl Johnson
Its:	Assistant Vice President